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                                                      EXHIBIT 4.4

              THE CIRCLE INTERNATIONAL GROUP, INC.

                INCENTIVE STOCK OPTION AGREEMENT





           THIS AGREEMENT made and entered into this _____th day

of_____________, 199__ by and between Circle International Group,

Inc., a Delaware corporation (the "Company"), and ______________,

an  employee of  the Company  or of one  of its subsidiaries (the

"Employee").



                         W I T N E S S E T H :



           WHEREAS,  the  Company has adopted  the  1994  Omnibus

Equity Incentive Plan (the "Plan"), providing for the granting to its  employees of stock options relating to shares of its  common stock (the "Common Stock"); and



           WHEREAS,  the Plan provides for the grant  of  options

which  are  intended  to be incentive stock  options  within  the meaning  of  Section  422A ("incentive  stock  options")  of  the

Internal Revenue Code of 1986, as amended; and



           WHEREAS, the Employee is a key employee who  is  in  a

position  to  make  an important contribution  to  the  long-term performance of the Company.



           NOW, THEREFORE, in consideration of the foregoing  and

of  the mutual covenants hereinafter set forth and other good and valuable  consideration, the receipt and adequacy  of  which  are hereby acknowledged, the parties hereto hereby agree as follows:



           1.   Grant of Option. The Company hereby grants to the

Employee an incentive stock option to purchase ____ shares of the

Common Stock at the price set forth in Paragraph 2 hereof, on the terms and conditions hereinafter stated.

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           2.   Exercise Price.  The purchase price per share  is

($_______) (which  is the fair  market value of such Common Stock at date of grant), which shall be paid in the legal tender of the

United States.



           3.   Number of Shares.  The number of shares of Common

Stock  covered  hereby and the price per share thereof  shall  be proportionately  adjusted for any increase  or  decrease  in  the number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock  dividend in excess of 2% or any other increase or decrease in  the  number of issued and outstanding shares of Common  Stock effected without receipt of consideration by the Company.



           Subject to any required action of the stockholders  of

the Company, if the Company shall be the surviving corporation in any  merger or consolidation, this option (to the extent that  it

is   still  outstanding)  shall  pertain  to  and  apply  to  the securities  of  which a holder of the same number  of  shares  of

Common  Stock  that  are subject to the option  would  have  been entitled. To the extent that the foregoing adjustments relate  to stock or securities of the Company, any such adjustments shall be made  by  the  Human  Resources and Compensation  Committee  (the

"Committee"), whose determination in that respect shall be final,

binding and conclusive.



                In  the  event of a change in control (as defined

below)  any and all outstanding options shall automatically  vest in  full and shall be immediately exercisable without regards  to any  limitations on the date of the occurrence of the  change  in

control.   A  change in control shall be deemed to have  occurred

if:



          (a)   as  a result of or in connection with any  tender

          offer,  exchange  offer, merger, or  acquisition  other

          business  combination,  sale  of  assets  or  contested

          election  or combination of the foregoing, the  persons

          who  were Directors of the company just prior  to  such

          event  cease to constitute a majority of the  Board  of

          the Company or its successor;

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          (b)   the stockholders of the company approve a  merger

          or  consolidation of the Company with  another  Company

          and  as  a result of such merger or consolidation  less

          than  70% of the outstanding voting securities  of  the

          surviving or resulting Company shall then be  owned  in

          the   aggregate  by  the  former  stockholders  of  the

          Company,  other  than (A) any party to such  merger  or

          consolidations,  or  (B)  any affiliates  to  any  such

          party;



          (c)   a  tender  offer or exchange offer  is  made  and

          consummated  for  the ownership of  securities  of  the

          Company representing 50% or more of the combined voting

          power   of   the  Company's  then  outstanding   voting

          securities, or



          (d)   any  person  is or becomes the beneficial  owner,

          directly or indirectly, of at least 20% of the combined

          voting  power of the Company's outstanding  securities,

          except by reason of a repurchase by the Company of  its

          securities.



          (e)  a plan of liquidation or an agreement for the sale

          or  transfer  of  substantially all  of  the  Company's

          assets  to  another Company that is not a wholly  owned

          Company of the Company.



This  provision may not be amended after the date of a Change  in

Control without the written consent of a majority in both  number and  interest of the participants in this Plan, other than  those participants who are both (1) not employed by the Company  as  of the date of the Change in Control and (2) not receiving nor could have  commenced receiving benefits under the Plan as of the  date of the Change in Control, both immediately prior to the Change in control and at the date of such amendment.

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           The  grant of this option shall not affect in any  way

the   right   or  power  of  the  Company  to  make  adjustments,

reclassifications, reorganizations or changes of its  capital  or business  structure or to merge or to consolidate or to dissolve,

liquidate or sell, or transfer all or any part of its business or assets.



           4.   Commencement of Exercisability.  This option  may

not  be  exercised in whole or in part until one year has elapsed from  the  date  of  this Agreement.  Subject to  the  conditions stated herein, the right to exercise this option shall accrue  in installments as follows:



                (i) During the period of 12 months beginning  one

year  after  the  date  of this Agreement,  this  option  may  be exercised to the extent of 25% of the shares subject to option;



                (ii)  During  the  period of 12 months  beginning

_______, 199_, this option  may be exercised to the extent of 25%

of the shares subject to option plus  the shares  as to which the right to exercise this option has previously accrued but has  not been exercised.



                (iii)  During the  period of 12 months  beginning

_______, 199_, this option  may be exercised to the extent of 25%

of the shares subject to option plus  the shares  as to which the right to exercise this option has previously accrued but has  not been exercised.



                (iv)  During  the  period of 48 months  beginning

_______, 199_, this option may  be  fully exercised to the extent that it has not previously been exercised.



           No  partial exercise of this option will be  permitted

for less than ten shares.

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          5.  Termination of Option.  In the event of termination

of the Employee's employment for any reason other than his death,

this  option shall immediately terminate; provided, however, that if  such cessation of employment is with the consent of the Board of  Directors,  expressed in the form  of  a  resolution,  or  is pursuant  to  retirement  under the provisions  of  any  pension,

profit  sharing or other retirement plan of the Company  then  in effect, or is on account of permanent illness or disability, this option  may be exercised (subject to the provisions of  Paragraph

12  hereof) within three months after the date he ceases to be an employee  of  the  Company, but only to the extent  that  it  was exercisable on the date of such cessation of employment.



          6.  Persons Eligible to Exercise.  This option shall be

exercisable during the Employee's lifetime only by him and  shall be  nontransferable by the Employee otherwise than by will or the applicable  laws of descent and distribution, or by a beneficiary

designation  made  in  a  form  and  manner  acceptable  to   the

Committee.



           7.   After the Death of Employee.  In the event of the

Employee's death while in the employ of the Company, or during  a three-month  period  following termination of  employment  during which  the Employee is permitted to exercise this option pursuant to  Paragraph 5 hereof, this option may be exercised (subject  to the  provisions  of Paragraph 12 hereof) at any time  within  one year  after the Employee's death by the Employee's transferee  to the  same extent as the Employee could have exercised the  option

immediately  prior  to  the  employee's  death.   The  Employee's

transferee  shall  be the person or persons,  designated  by  the

Employee  on  a  Beneficiary Designation Form  furnished  by  the

Committee,  provided,  however,  that  if  at  the  time  of  the

Employee's  death, there is no effective Beneficiary  Designation

Form  on file with the Committee, the Employee's transferee shall be  deemed  to be the executor or administrator of the employee's estate or any person who shall have acquired the option from  the

Employee by the employee's will or the applicable law of  descent

and  distribution.   Any such transferee exercising  this  option

must  furnish  the  Company upon request  of  the  Committee  (a)

written   notice  of  his  status  as  transferee,  (b)  evidence

satisfactory  to  the Company to establish the  validity  of  the transfer of the option in compliance with any laws or regulations pertaining  to said transfer, and (c) written acceptance  of  the terms  and  conditions  of  the  option  as  prescribed  in  this

Agreement.

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           8.   Exercise of Option.  This option may be exercised

by  the  person then entitled to do so as to any share which  may then  be  purchased by giving written notice of exercise  to  the

Company, specifying the number of full shares to be purchased and accompanied by full payment of the purchase price thereof and the amount  of  any  income tax the Company is  required  by  law  to withhold by reason of such exercise.



          9.  No Rights of Stockholder.  Neither the Employee nor

any person claiming under or through him shall be or have any  of the  rights  or  privileges of a stockholder of  the  Company  in respect  of any of the shares issuable upon the exercise  of  the option,  until the date of the receipt of payment by the  Company and the issuance of a stock certificate to him for such shares in accordance with the terms hereof.



           10.  Addresses For Notices.  Any notice to be given to

the  Company under the terms of this Agreement shall be addressed to  Circle  International Group, Inc., in care of  its  Corporate

Secretary,  at  260  Townsend Street, San  Francisco,  California

94107,  or  at such other address as the Company may  hereinafter designate  in  writing.  Any notice to be given to  the  Employee shall  be  addressed  to the Employee at the  address  set  forth beneath his signature hereto, or at any such other address as the

Employee  may  hereafter designate in writing.  Any  such  notice shall be deemed to have been duly given if and when enclosed in a properly sealed envelope, addressed as aforesaid, registered  and deposited, postage and registry fee prepaid, in a post office  or branch  post  office regularly maintained by  the  United  States

Government.

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            11.    Non-Transferability  of  Option.   Except   as

otherwise  stated  herein, the option  herein   granted  and  the

rights  and privileges conferred hereby shall not be transferred,

assigned,  pledged  or  hypothecated  in  any  way  (whether   by

operation or law or otherwise) and shall not be subject  to  sale under  execution, attachment or similar process upon  the  rights and  privileges conferred hereby.  Upon any attempt to  transfer,

assign,  pledge or otherwise dispose of said option,  or  of  any right  or  privilege conferred hereby, contrary to the provisions

hereof,   or   upon  any  attempted  sale  under  any  execution,

attachment  or  similar  process upon the rights  and  privileges conferred hereby shall immediately become null and void.



          12.  Maximum Term of Option.  Notwithstanding any other

provision of this Agreement, this option is not exercisable after the  expiration  of eight years and three months  from  the  date hereof.



           13.  Binding Agreement.  Subject to the limitations on

transferability contained herein, this Agreement shall be binding upon  and  inure  to  the benefit of the heirs,  legatees,  legal representatives, successors and assigns of the parties hereto.



           14.  Suspension of Exercisability.  The rights awarded

hereby  are subject to the requirement that, if at any  time  the

Committee  shall  determine, in its  sole  discretion,  that  the listing,  registration or qualification of the shares  of  Common

Stock  subject  to  such rights upon any securities  exchange  or under any state or federal law, or the consent or approval of any government  regulatory  body,  is necessary  or  desirable  as  a condition, or in connection with, the granting of such rights  or the  issue of shares in connection therewith, such rights may not be  exercised  or paid in whole or in part unless  such  listing,

registration, qualification, consent or approval shall have  been effected or obtained free of any conditions not acceptable to the

Committee.

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           15.   Arbitration.  The parties hereto agree that  any

action   relating  to  this  stock  option  agreement  shall   be

instituted  and processed in the courts in San Francisco  County,

California, and each party waives the right to change  of  venue.

Further,  the  parties agree that any action  relating  to  their agreement  shall  be  submitted to final and binding  arbitration pursuant to the provisions of the California Civil Code.



           16.   Option Has No Effect On Employment.  Nothing  in

this  Agreement  shall be construed as giving  the  Employee  the right  to be retained as an Employee, as impairing the rights  of the  Company to terminate the employee's service, or as  altering the  at-will employment status of employee, as the case  may  be.

The Company shall have the right, which is expressly reserved, to terminate  or change the terms of the employment of the  Employee at  any  time  for  any reason whatsoever, with or  without  good cause.



           17.   Payment of Tax.  Whenever shares of Common Stock

are  to be issued in satisfaction of the rights conferred hereby,

the Company shall have the right to require the optionee to remit to the Company an amount sufficient to satisfy federal, state and local  withholding tax requirements prior to the delivery of  any certificate  or certificates for such shares.  Whenever  payments are  to  be made in cash, such payments shall be net of an amount sufficient  to  satisfy federal, state and local withholding  tax requirements.



           18.   Plan Governs.  This Agreement is subject to  all

terms  and  provisions of the Plan.  In the event of  a  conflict between one or more provisions of this Agreement and one or  more provisions of the Plan, the provisions of the Plan shall  govern.

Terms  used  in  this  Agreement that are  not  defined  in  this

Agreement shall have the meaning set forth in the Plan.

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          19.  Committee Authority.  The Committee shall have the

power to interpret the Plan and this Agreement  and to adopt such rules  for the  administration, interpretation and application of the Plan as are  consistent therewith  and to interpret or revoke any  such  rules. All  actions taken  and all interpretations and determinations made by the Committee in good faith shall be final and binding  upon  Employee, the Company and all other interested persons. No  member of the Committee shall  be personally  liable for  any  action, determinations  or  interpretation made in good faith with respect to the Plan or this Agreement.



           IN  WITNESS  HEREOF, the parties hereto have  executed

this  Agreement,  in  duplicate, the day  and  year  first  above written.




                              CIRCLE INTERNATIONAL GROUP, INC.




                               By___________________________





ACCEPTED:





________________________________

Employee Signature



________________________________



________________________________

Address